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                                                                      EXHIBIT 22

                     SUBSIDIARIES OF ELJER INDUSTRIES, INC.

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
                                                     PERCENTAGE STATE/COUNTRY OF
                                                     OWNERSHIP   INCORPORATION
                                                     ---------- ----------------
Design Plus, Inc.(1)................................     100%    Pennsylvania
Eljer FSC Ltd.......................................     100%    Virgin Islands
Eljer Industries Ltd................................     100%    United Kingdom
Eljer Manufacturing Canada, Inc.(1).................     100%    Canada
Eljer Manufacturing, Inc............................     100%    Delaware
Eljer Plumbingware, Inc.(1).........................     100%    Delaware
Glastec, Inc.(1)....................................     100%    Delaware
Selkirk Canada U.S.A., Inc..........................     100%    Delaware
Selkirk Europe U.S.A., Inc..........................     100%    Delaware
Selkirk Manufacturing France S.A.R.L.(2)............   99.95%    France
Selkirk Manufacturing Ltd.(1).......................     100%    United Kingdom
Selkirk Schornsteintechnik GmbH(1)..................     100%    Germany
Selkirk S.R.L.(1)...................................     100%    Italy
Selkirk UK, U.S.A. No. 1, Inc.......................     100%    Delaware
Selkirk UK, U.S.A. No. 2, Inc.......................     100%    Delaware
Selkirk/Dry, Inc.(1)................................     100%    Delaware
United States Brass Corporation(1)..................     100%    Delaware
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(1) Indirect wholly-owned subsidiary of Eljer Industries, Inc.
(2) 99.95% indirectly owned subsidiary of Eljer Industries, Inc.